UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2010
ADTOMIZE INC.
(Exact name of registrant as specified in its charter)
Nevada	333-150775	41-2247537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 South Virginia Street, 8th Floor, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 430-4789
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01	Regulation FD Disclosure

On August 17, 2010, our board of directors approved a one (1) for eighty (80) forward stock split of our issued and outstanding shares of common stock.  Effective September 8, 2010, our issued and outstanding shares increased from 1,840,000 shares of common stock to 147,200,0000 shares of common stock, all with a par value of $0.0001.

Effective September 8, 2010, the Nevada Secretary of State accepted for filing a Certificate of Amendment to effect an increase of the authorized number of shares of our company’s common stock from 100,000,00 shares to 200,000,000 shares of common stock, par value of $0.0001.

The forward stock split and the increase of the authorized number of shares were approved on August 17, 2010 by 54.3% of the holders of our common stock by way of a written consent resolution.  A formal meeting was not held.

The forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 8, 2010 under the new symbol “ADMZD”.  The “D” on our trading symbol will be removed 20 days after September 8, 2010.  Our new CUSIP number is 007387202.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTOMIZE INC.
/s/ Barry Wattenberg
Barry Wattenberg
President and Director

Date:	September 10, 2010